Form C

Cover Page

Name of issuer:

10 Below Franchising, LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: NY

Date of organization: 6/19/2018

Physical address of issuer:

10 Mott Street
New York NY 10013

Website of issuer:

http://www.10belowicecream.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

75,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $75,000; interests will be sold in increments of $1.

Target offering amount:

$75,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$970,600.00

Deadline to reach the target offering amount:

3/29/2019

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

5

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,500.00	$0.00
Cash & Cash Equivalents:	$1,500.00	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$0.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$0.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

10 Below Franchising, LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
David Chen	Entrepreneur	Self employed	2018
Joseph Oscar Chan	Entrepreneur	Self-employed	2018
Richard Tam	Entreprenuer	10 Below Ice Cream	2018
Wilson Tam	Real Estate	828 Capital	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
David Chen	Secretary	2018
Joseph Oscar Chan	CFO	2018
Richard Tam	Vice President	2018
Wilson Tam	President	2018

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
David Chen	250.0 common units	25.0
DJ Investment Fund LLC (wholly owned by Joseph Chan)	250.0 common units	25.0
Wilson Tam	250.0 common units	25.0
Richard Tam	250.0 common units	25.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Our revenue projections might not be realized which could significantly impact our ability to pay expenses and debt.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Our time and costs to build out stores could run over significantly resulting in less kiosks opened than planned.

We may not sell as many franchisee stores as planned, which would result in less overall revenue to the parent company.

Wilson Tam is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

David Chen is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

Joseph Chan is a part-time officer. As such, it is likely that the company will not make the same progress as it would if that were not the case.

The Company is a newly formed entity without revenues. Expected revenues are based on historical performances of other locations and may not be true for this one.

The product we are offering has a limited track record in the market. Should it lose or not maintain its popularity our revenues may be impacted.

We face competition from food companies that are already established and have far more resources for funding marketing. Attracting and retaining customers in this climate may be difficult.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$75,000**

Use of Proceeds: 95% to launch our new brand, including building out the website, marketing, and building out at least one kiosk, 5% Wefunder intermediary fees

---

If we raise: **$970,600**

Use of Proceeds: 23% for 3 Kiosks, 9% Hire full-time VP, 8% Area Manager, 3% Travel Expenses, 3% Marketing, 2% Licensing/Permits, 10% Franchise Set-up, 26% Packaged Ice Cream to retailers, 8% New Brand, 3% Working Capital, 5% Wefunder intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 2.5% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 2.0x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $100,000 of the fundraise will receive 2.5x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common Units	1000	1000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These decisions could affect gross revenues and diminish payments made to Investors.

Based on the risk that the company may never realize revenues or face a Default Event, the Investor may never see any returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the gross revenues of the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be negatively affected.
Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We make artisanal, experiential desserts and drinks from around the world

We want to have numerous franchises and a brand of packaged ice cream in supermarkets.

Given the Company's limited operating history, the Company cannot reliably estimate how much revenue it will receive in the future, if any.

Milestones

10 Below Franchising LLC was incorporated in the State of New York in June 2018. This is the fourth LLC in a series of franchises owned by the same managing members, and using the 10 Below Ice Cream branding and social media.

The company is in the midst of developing a re-branding, and may conduct a re-brand in early 2019.

Since then, our other three locations have:

- Sold 2 million dollars of ice cream in 2017
- First rolled ice cream concept in the USA
- Have not taken on outside debt since inception

Historical Results of Operations

Our company was organized in June 2018 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended September 30, 2018, the Company had revenues of $0.
- *Assets.* As of September 30, 2018, the Company had total assets of $1,500, including $1,500 in cash.
- *Net Income.* The Company has had net income of $0 for 2018.
- *Liabilities.* The Company's liabilities totaled $0 for 2018.

Liquidity & Capital Resources

To date, the company has been financed with $1,500 of contributed capital from the Managing Members.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We don't have any other sources of capital in the immediate future.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. We plan to raise capital in 24 months. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

10 Below Franchising LLC cash in hand is $1,500, as of September 2018. Over the last three months, revenues have averaged $0/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $0/month, for an average burn rate of $0 per month. The kiosks that this LLC will support have not yet opened.

Although they cannot predict the profitability of this franchise, we have 3 existing stores that generate about $140,126 in monthly revenue combined. While they cannot guarantee it, the company expects to open their first kiosk within three months of the close of the raise, and expects the kiosk to be profitable 3 months after that.

If we only hit our fundraising minimum, we expect to generate $20,000 per month in revenue from that kiosk during the winter (the slower time) and $25,000 during the summer, after the opening of the kiosk. We think expenses will be around $11,000 per month during that period.

In lieu of a successful raise, we may use some of the revenues from our other locations to help fund this LLC. Eventually we may plan to open additional LLCs under this one as the umbrella. At least $75,000 is needed to get the first kiosk off the ground.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities?☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.10belowicecream.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

- 10 Below Franchising Revenue Share
- 10 Below Franchising Revenue Share Early Bird

Appendix C: Financial Statements

- Financials 1

Appendix D: Director & Officer Work History

- David Chen
- Joseph Oscar Chan
- Richard Tam
- Richard Tam
- Wilson Tam

Appendix E: Supporting Documents

- OPERATING_AGREEMENT-10_Below_Franchising_LLC-signed.pdf



INVEST IN 10BELOW ICE CREAM

maximum target met

$0
raised of $0 maximum target from 0 investors

Ice cream: customized, made to order, and rolled

At 10Below, we serve a new kind of dessert: made to order, Thai-inspired ice cream rolls. We roll each customer's ice cream with the freshest ingredients right in front of their eyes, meaning no preservatives or stabilizers are added. It's ice cream in its rawest form -- fresh off the plate. In our first three years, we had $3.45M in sales across three stores in New York, held 53 catered events, and are now poised to expand as franchises across the country.



Richard Tam
Co-founder
Food Entrepreneur with Accounting Degree from Baruch College



Why you may want to invest

1. $3.45M in revenue across three stores.
2. First rolled ice cream concept in the U.S.
3. Featured in Eater, Thrillist, and Business Insider.
4. Poised to begin offering franchises in 2019.
5. 60K Instagram followers.

$ 100 min

REMIND ME (0)

What you are investing in

Revenue Share

2% of revenues

~~2.0X~~ **2.5X** payback multiple

Secured revenue share

The company will pay investors 2% of revenues each quarter until 100% of your principal is returned plus 100% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
Coupon for $25 of desserts or drinks

$500+
1 Hat and Coupon for $50 of desserts or drinks

$1,000+
1 Hat, 1 Whaley stuffed animal, and Coupon for $100 of desserts or drinks

$10,000+
1 Hat, 1 Whaley stuffed animal, and Coupon for $100 of desserts or drinks, and 2 hour ice-cream making party for you and 10 friends

see less

Our Ambition

In our digitally-savvy world, consumers now expect more beyond exceptional taste and thrive on the art of presentation. 10Below is a feast for the eyes and taste buds. In the next five years, we want to bring 10Below across the country with franchises in standalone brick-and-mortar stores and food courts and retail packaged ice cream in supermarkets.

10Below_Ice_Cream_Pitch_Deck_Wefunder.pdf

10belowicecream.com

cafe food minority owned entertainment retail food

Why I Like 10Below Ice Cream

"Most Instagrammable foods of Summer 2015"

Timeout Magazine
MAGAZINE

THE BUZZ ABOUT 10BELOW ICE CREAM

"An NYC Shop Is Making Insane Rolled Ice Cream And It's Mesmerizing"

BuzzFeed
Online publication

"The NYC end of summer bucket list"

Timeout Magazine
NY Magazine

"#1 New Ice Cream Shop in NYC"

Eatery NY
Food Publication

I drove from Philly for this. I wake up every day and say: 'Isn't this whole Internet thing crazy?' I got a picture on Facebook of this, and I saw it on the Instagram. I haven't seen it since Hong Kong—we used to call it Thai Ice Cream.

Daniel McCaughan
10Below customer and Philadelphia based CEO

10 Below Ice Cream is the first of its kind in New York City. Their Thai-rolled ice cream creations are made right before the customers' eyes, which is an experience that you do not want to miss.

Emily Davenport
Writer for QNS Magazine

10 Below make their rolled ice cream with mix-ins, like Oreos, fruit, and even green tea. The chopping and rolling technique means ingredients are evenly dispersed, creating the perfect balance of creamy and crunchy.



Ellen Scott
Writer for METRO UK

10Below Ice Cream just gave your beloved summertime snack a serious makeover by swapping out scoops for rolls. That's right, rolled ice cream is actually a real thing, and it looks absolutely divine. These bad boys come in all sorts of amazing flavors ranging from S'Mores Galore to Matcha Made in Heaven, so there's a mouthwatering flavor that will make everyone scream for ice cream. Once you try some of these rolls you'll never settle for normal ice cream ever again.



Kaylin Pound
Writer for Elite Daily

The Mesmerizing New Ice Cream Trend That You Will Actually Want to Wait in Line For... the prettiest rolls of ice cream you've ever seen.



Helin Jung
Writer for Cosmopolitan

You can't find rolled ice cream just anywhere. This ice cream is easy on the eyes and tastes delicious. I had the cookie monster flavor which consisted of finely chopped Oreos and vanilla ice cream. I was surprised at how smooth it was and how well the rolls held up. Although the tops of the rolls began to melt, the insides were firm and really tasty. The flavor was spot-on with traditional cookies and cream.



Emma Rechenberg
Writer for Business Insider

Whichever you choose, these Thai-inspired creations are summer must-haves.

Patrick Ryan
Entertainment Writer for USA Today

Is rolled ice cream really that magical? Short answer: heck yes! The frozen sweet has taken the dessert world by storm, and it's not hard to understand why. All the ice cream is made in house with the freshest ingredients, there's no limit to how many toppings you can pile on, and the dessert is totally Instagram worthy



Marina Liao
Assistant Fashion Editor for POPSUGAR

Forget crazy flavors or over-the-top ice cream sandwiches, this summer's hottest dessert is a frozen treat that's made its way to NYC by way of Thailand.

Patty Lee
Writer for Zagat

The ice cream was amazing, it tasted incredibly fresh, had a nice texture to it... Definitely a must try!



Nikki A.
Customer

Forget boring vanilla: Ranking the trendiest ice cream of the moment

I scream, you scream, we all scream for complicated frozen desserts. Ice cream has long been a favorite American treat of summer, but this year boring old sorbet is so passe. Instead, new styles of ice cream are mixed with other desserts, made in bold
October 4, 2018 @ usatoday.com

10Below is making ice cream scoops irrelevant, thanks to ice cream rolls

Scoops and soft serve swirls have nothing on these rolls. If you haven't been keeping up with summer 2015's Instagram ice cream trends, we're here to let you in on a nonsecret: Ice cream rolls are the way to eat your frozen desserts this season!
September 27, 2018 @ amny.com

NY ice cream parlor is serving up mesmerizing Thai-inspired rolls

Move over, Cold Stone, because 10Below Ice Cream is changing how we experience custom desserts. Not only will they chop and fold in your selected ingredients, but the ice cream itself is made from scratch right before your eyes. The magic comes
September 27, 2018 @ aol.com

An NYC Shop Is Making Insane Rolled Ice Cream And It's Mesmerizing

10Below Ice Cream is a new store in New York City serving a traditional Thai street food most Americans have never tried: rolled ice cream. This is a typical line for the shop. First you pick your flavor combo.
September 27, 2018 @ buzzfeed.com

People are going crazy for this Thai-style 'rolled' ice cream

Ice cream rolls are a popular dessert on the streets of Thailand, and now they're a craze in New York City, where the street treat just got an upscale twist. We visited Chinatown's 10Below (10 Mott Street, New York, New York) to see how the rolls are
September 27, 2018 @ businessinsider.com

The Best Frozen Treats In New York, According To Instagram

Quietly, New York may be becoming the greatest ice cream city in the world. We're in on the secret, because we follow the profiles of Instagram's biggest celebrities kind of obsessively. (We'll let you in on a little intel: Kim and Bey have got nothing on a
September 27, 2018 @ refinery29.com

News Videos and Video Clips - NBC New York

Get the latest news video clips from NBC New York. Check out breaking video news and clips, including the most popular sports, entertainment, and weather videos.
September 27, 2018 @ nbcnewyork.com

An Illustrated Tour of Ice Cream Styles Around the World

The world of ice cream is far more diverse than most of us think. Think all ice cream is soft, scoopable, and creamy? Meet sliceable gelato and spumoni, or tacky dondurma, which stretches like melted mozzarella, or Indian kulfi, painstakingly cooked for hours
September 27, 2018 @ seriouseats.com

Zagat

Zagat's guide to the top restaurants. Find reviews on the hottest restaurants, make reservations and see full menus by Zagat.
September 27, 2018 @ zagat.com

Thai-style ice cream vendor from NYC rolls into Little Tokyo

10Below Ice Cream, a New York-based company with five East Coast locations, debuted its first retail shop in Little Tokyo earlier this month. The creamery is inspired by Thai street food vendors that make ice cream to order by mixing an ice cream
May 14, 2018 @ la.eater.com

Rolled Ice Cream: The Prettiest Dessert of 2017

Rolled ice cream was a popular treat in Thailand before making its way through Southeast Asia, eventually landing in New York and the rest of the U.S. It looks more like burritos than the fluffy scoops we're accustomed to, and is made right before
December 11, 2017 @ parade.com

Every NYC Ice Cream Spot You Need to Hit This Summer

One of the only good things about New York's muggy heat is the amount of ice cream spots there are to help you cool down (so many, in fact, that even Mister Softee has entered into a turf war).
July 10, 2017 @ thrillist.com

There's a Brand-New Flavor of Chips Ahoy! Cookies That Tastes Just Like Churros

Chips Ahoy! just released a new spin on its classic cookies in the form of Thins, aka crunchier and thinner cookies that are even more snackable than the original. A spokesperson wrote in an email, "Chips Ahoy! THINS were created for those looking
August 6, 2016 @ popsugar.com

I tested 11 of New York's most popular ice cream spots - here's the verdict

I'll admit it - I have a major soft spot for ice cream. In fact, I recently visited New York's Museum of Ice Cream and had the best time playing in a pool of sprinkles, swinging on a giant ice cream sandwich, and sampling local ice cream.
August 2, 2016 @ businessinsider.com

All the Reasons We Melted Over the Newest Ice Cream Craze

Is rolled ice cream really that magical? Short answer: heck yes! Thanks to ice cream fans everywhere, it wasn't long before we heard about 10Below Ice Cream, a cozy little spot in New York City that serves Thai-inspired rolled ice cream. The frozen
July 1, 2016 @ popsugar.com

2015's biggest dining and drinking trends in NYC

This year has been a wild foodie ride, mostly fueled by fried chicken and veggie burgers. Whatever the project, there was plenty of room for quirky ideas and chefs who turned their passion into ours.Here are the top 5 trends that grabbed headlines
December 23, 2015 @ metro.us

The Next Big Dessert Is an Ice Cream Roll

People have waited hours on end for cronuts - the croissant/doughnut hybrid created by Dominique Ansel. Now, people are lining up for the coolest dessert trend on the rise: the ice cream roll. 10Below, an ice cream place on Mott Street in New York City,
September 21, 2015 @ thedailymeal.com

Summer 2015's Craziest Ice Cream Novelties, Ranked

This summer, even the most traditional ice cream purveyors got inventive with the frozen sweet treat to create positively out-of-the-cone creations. From wine-infused pints to cream cheese and rye sandwiches, here are the weirdest ice cream desserts
September 19, 2015 @ eater.com

10Below Brings Rolled Thai Ice Cream Trend to NYC - NYU Local

It is unusually quiet at 10Below Ice Cream in Chinatown. Since its opening in early August, the small basement shop has had hour-long lines all day and until closing. But on this particular Wednesday around 7 PM, there is only a 15-minute wait for
September 10, 2015 @ nyulocal.com

10 Below Ice Cream

Anna Gilligan headed to 10 Below on Mott St. in Manhattan for a taste of their popular ice cream.
September 3, 2015 @ fox5ny.com

The Mesmerizing New Ice Cream Trend That You Will Actually Want to Wait in Line For

When 10Below Ice Cream opened its doors in NYC's Chinatown this July, the shop's owners did not anticipate how much love they would get right away. "Our grand opening day was ridiculous," co-owner Richard Tam, 23, told Cosmopolitan.com. "We
September 3, 2015 @ cosmopolitan.com

The freaky new ice cream people wait three hours for

It's only 6 p.m. on a Wednesday, but 10Below ice cream shop in Chinatown has already sold out of its most popular flavor - I Love You a Latte, which blends Stumptown cold-brew coffee with chocolate chips. And yet Edis Kandic, 24, of
August 28, 2015 @ nypost.com

If You Love Cold Stone, Then You'll Go Crazy For This New Ice Creamery

10 Below Ice Cream in New York City's Chinatown doesn't serve scoops of ice cream; it serves rolls - fresh, made-to-order rolls! The establishment prides itself for being the first in the city to offer this Thai-style street food.
August 24, 2015 @ popsugar.com

The Best, Worst And Weirdest Of The Week

I know you're jealous of my snack backpack. pic.twitter.com/0ORLj6xxel-- Carly Rae Jepsen (@carlyraejepsen) August 16, 2015Best Back To School Accessory: Carly Rae Jepsen has that snackpack look down pat. -- Sandra Song[Photo via
August 21, 2015 @ papermag.com

You Have Got To Try This Rolled Ice Cream Treat Before Summer Ends (Photos)

There's nothing better than cooling off on a hot day with some delicious ice cream. However, your favorite frosty treat is about to get even better thanks to one ice cream shop in NYC. 10Below Ice Cream just gave your beloved summertime snack a...
August 21, 2015 @ elitedaily.com

Behold rolled ice cream: the most Instagrammable way to treat yourself

10 Below Ice Cream is a new ice cream shop in New York city, that's serving up the most Instagrammable way to eat dessert. Presenting: rolled ice cream. It's been popular in Thailand for years, but has just made its way west. Much to the absolute
August 21, 2015 @ metro.co.uk

Dessert Alert: Rolled Ice Cream Might Be the Next Cronut

During the last few years, dessert fads have come and gone: mini cupcakes, macarons, whoopie pies, and even the hybrid pastry (courtesy of Dominique Ansel's ubiquitous Cronut). And though it's hard to upstage a traditional ice cream cone
August 18, 2015 @ vogue.com

We Tried the Trendy Rolled Ice Cream People Are Waiting Hours for

Fast food taste tests, waitresses getting massive tips, the best restaurants across America - these are just a few of the topics Yahoo Food readers loved the most. This week, Yahoo Food is celebrating America's favorite dessert with a series of profiles,
August 12, 2015 @ yahoo.com

Rollin', Rollin', Rollin'! These Ice Cream Rolls Are Officially Now a Thing in NYC-- and They're Absolutely Delicious

Subscribe to spoiled NYC's official newsletter, The Stoop, for the best news, eats, drinks, places to go, and things to do. In this scorching heat, what could be better than a crazy ice cream concoction or two? Well, besides a cup of shaved snow
July 31, 2015 @ spoilednyc.com

Ice Cream Roll-Ups, Made To Order In Chinatown For Those Willing To Wait

fullscreen This week's installment of Quick Bites brings us to Chinatown for ice cream roll-ups... just in time for this insane heatwave. THE VIBE If it weren't for the line of giddy teenagers spilling through the door, up the steps, and out onto the sidewalk,
July 28, 2015 @ gothamist.com

Most Instagrammable foods of summer 2015

The Cronut, the Ramen Burger, Shake Shack -these are New York's food-Instagram all-stars. But there's a school of summertime newcomers invading our social media feeds. Feast your eyes on these Instagram-primed snacks, sandwiches, desserts and
July 23, 2015 @ timeout.com

10Below, Hand-Rolled Thai Ice Cream, Comes to Chinatown | The Lo-Down : News from the Lower East Side

Photo: 10Below's Facebook page. Chinatown seems to be going crazy for 10Below, the new hand-rolled ice cream shop on Mott Street. As Florence Fabricant reported in the Times earlier this week, brothers Wilson and Richard Tam and partner David Chen
July 23, 2015 @ thelodownny.com

To Spoon: Ice Cream Takes Shape While You Wait

Ice cream from scratch, made while you wait, was the idea. But Wilson Tam, a pharmacist, was skeptical when his younger brother, Richard, who has a degree in accounting, proposed it. Richard Tam prevailed. He took in another partner, David
July 20, 2015 @ nytimes.com

Just Opened! 10Below Ice Cream is Too Cool

Another day, another novelty food item debuts in New York City. If you and the kids checked out every new culinary creation or confection in the five boroughs, not only would you very likely be clinically obese, you would also probably be unemployed.
July 10, 2015 @ redtri.com

16 Awesome Ice Cream Shops in NYC

Summer is the ideal time for ice cream whether it's regal vanilla, black sesame, or the mayhem of a blueberry with buttermilk and honey scoop. For old-school parlors, innovative gelato shops, vegan options, and modern creameries, read on for where to
April 25, 2015 @ ny.eater.com

Rolled Ice Cream: A Feast for the Eyes and Taste Buds

At 10Below Ice Cream, we turn liquid cream to ice cream in under two minutes using a cold plate that reaches -10°F. Inspired by made to order ice cream on the streets of Thailand and artful, craft cocktails, we create an experience for ice cream aficionados with eclectic palettes.







We Have Three Profitable NYC Locations

We have two brick-and-mortar retail locations in Chinatown and St. Marks, about 1200 sq ft each. Our third location is a kiosk-style, 388 sq ft location in a Queens shopping mall.



$2M
$1.5M
$1M
$500K
Store #3 Opens Sept '16
Store #2 Opens July '16
2015
2016
2017
Annual Revenue

Our Kiosk-Model is 1.7 - 2.1x More Profitable

Revenue per square foot of each store:

Chinatown Retail Store	St. Marks Retail Store	Flushing Kiosk Store
$1,102.58	$864.84	$1,871.88

Across both store designs, we have relatively similar volumes of ice cream sold. Our kiosk-model is more profitable because our initial buildout costs and ongoing rental costs are significantly lower in a smaller space.

Our Progress So Far

With the funds raised here, our goal is to open five to seven new kiosks in 2019 through our own expansion and franchising. Raising capital will accelerate expansions more than if we relied on profits alone.

- **July 2015** — **Opened First Rolled-Ice Cream Store in the U.S.**
- **March 2016** — **First Store Generates $500k in Revenue**
- **July 2016** — **$900k Revenue Achieved in First Year**
- **July 2017** — **$18k Revenue Achieved in One Day**
  Across all locations. Largest single day of revenue up to that point.
- **October 2018** — **Completed FDD Filings for Franchising**
- **January 2019** — **Re-Brand Company**
- **February 2019** — **Sell First Franchise**
- **April 2019** — **Roll-out of New Kiosk Stores**
- **August 2019** — **Sell Packaged Ice Cream to Supermarkets**

Letter from the Founders

To Our Loyal Customers and Investors:

We are deeply humbled by the success that 10Below has enjoyed these past few years and we want to start out by thanking all our fans for their continued support. We started 10Below to share Thai style rolled ice cream to our local New York City Chinatown community. We made a commitment to use the highest quality ingredients while incorporating ingredients and flavors that we grew up with. From the first day we opened our doors we had lines of people waiting to try our ice cream and now we are ready to share that experience with a larger audience. We are set up to begin franchising and expand 10Below to other markets. Thank you for all your support. We are inviting you to join us. Be an investor. Help us spread 10Below to new customers across the country.

Sincerely yours,

Wilson Tam and the 10Below Team

Partner and Founder

Meet the Founders



Richard Tam
Co-founder

Food Entrepreneur with Accounting Degree from Baruch College



Wilson Tam
Co-founder

Former pharmacist, passionate about bringing the cultural food experience to NYC



David Chen
Co-founder

Baruch College Alumni



Joseph Chan
CFO and Strategic
Manages financials and risk management. Spearheads the Franchise strategy.

Interview

Wefunder interviewed 10Below Founders on July 25, 2018.

– COLLAPSE ALL

WF: What is your company all about? ^

FOUNDERS: 10Below is a premier rolled ice cream dessert shop. We focus on creating made-to-order desserts, primarily ice cream, that are made with all whole ingredients and absolutely no preservatives or stabilizers. Everything is made in-house. It's the most homemade and freshest possible ice cream that you could imagine.

WF: How did you come to start this company? ^

FOUNDERS: The three partners that founded 10Below are Richard, Wilson, and David. We started it as a passion project to provide a unique dessert experience that wasn't really being fulfilled elsewhere. We felt a lot of dessert places weren't up to snuff, and we wanted to provide a higher quality, more premium product that was visually stunning and delicious.

We started in July 2015 with our first retail location at 10 Mott St in New York. That's where the entire business was born. Right away, we were serving rolled ice cream that was made-to-order and a delicious and visually stunning product for our customers.

WF: What's your journey been like since starting the original 10Below in 2015? ^

FOUNDERS: The journey has been long. It has been tumultuous at times, and also rewarding. In three years, we've grown to three locations in the New York City area as well as a location in Los Angeles' Little Tokyo neighborhood.

As we've grown, we've set the bar high for what is new and innovative in the dessert market. We've seen big growth in our industry in terms of frozen desserts that are extremely appealing to people. That's the direction that we've taken in the last three years, and we're hoping to continue down that path.

WF: Do you earn revenue from places other than the five retail locations? ^

FOUNDERS: Most of our revenue comes from the retail locations. We also have a corporate events division that we're looking to grow. We also plan to expand on the franchising side, which is the purpose of this offering.

WF: What products do you offer?

FOUNDERS: We are primarily an ice cream shop specializing in 10 Below Ice Cream. All of our ice cream is homemade with whole ingredients. The average cost of our ice cream is about $1.10, including the cost of paper products, and we sell the product at around $7 plus tax.

Our ice cream comes in a 12-ounce white paper cup and is served in a kind of flower bouquet form. We take tightly rolled up rolls of ice cream, which sounds very strange to most people, and then place them into the cup standing vertically so that you can see five or six rolls standing up. Then we add a variety of toppings like fresh fruits and dry crackers that bring it all together and make a bouquet of ice cream.

WF: How big is the market you're targeting?

FOUNDERS: The frozen desserts market is $75 billion world-wide, and $8 billion in the U.S. alone.

WF: Have you started franchising?

FOUNDERS: We are currently developing our documents and operation manuals with some professional help. We're hoping to start offering franchises anywhere in the United States in 2019.

WF: What proportion of your revenues comes from corporate events versus the resale locations?

FOUNDERS: Because our corporate events can happen anywhere within the tri-state area of New York City, our catering revenue numbers for 2017 were about $110,000. That only encompasses about nine months of our catering venture. It's a small percentage of our total revenue, but I don't know the exact number.

Our ice cream product has a very good margin, and that's why we push that as hard as we can. It provides that extra margin that helps a retail location be successful and extremely profitable.

WF: How is the corporate event side of the business doing?

FOUNDERS: It's growing quickly. We're projecting that we'll be able to double its size for the New York City tri-state area. We're currently on target for 2018. We think there's a huge market within New York City for corporate and private events, and New York City is a pretty expensive market.

WF: How much business is the original location doing and how has that changed over the past three years?

FOUNDERS: The China Town location has been open the longest. In 2017, it did about $650,000 in revenue. That's grown over time. Revenues at the different locations vary.

Part of our strategic plan is to expand to warmer climates, and we've noticed that we have a couple of different models for our growth. Historically, we've opened full-blown corporate stores, but we have a kiosk-type model in our Flushing store. That's a store that's under 300 or 400 square feet with shared bathroom facilities and seating facilities. We find that model to be significantly better in terms of risk versus reward and profitability than other stores.

WF: Are you focusing solely on that kiosk model going forward, or are you going to continue to open full-scale locations?

FOUNDERS: We think we will push kiosks more than our corporate-owned stores. For our franchisees, we'll leave kiosks as an option for them.

WF: What are your goals for the next six to 12 months?

FOUNDERS: We want to grow. That's where Wefunder comes in - our plans really depend on the amount of money that we raise. We're hoping to get five to seven kiosk stores open in 2019, but a large portion of it depends on how much money we can bring in to help accelerate that growth.

WF: Where do you want to open new stores?

FOUNDERS: We will probably expand more on the east coast because it's a little easier to manage from a logistics standpoint. We have a partnership where we could go into a regional supermarket similar to what Starbucks has done with some of the bigger supermarkets. Those stores usually have a food court where we can plug and play. There's not a lot of build out necessary. Then we'd look to replicate that model with other regional supermarket type centers and perhaps local malls. We feel like those are good, high-traffic areas.

WF: Your company has an awesome following on social media. How do you think about your brand and overall marketing?

FOUNDERS: We've pushed our brand and our marketing towards a younger demographic by being so engaging on social media and newer forms of marketing. It's important to us that we make interesting social media posts. In the three years that we've been in business, we've noticed that larger and larger companies are transitioning toward that model of marketing. We felt like we were at the forefront of that. We're able to captivate our audience without having to spend too many dollars, and we're able to get a lot of people's attention on our brand and our products that way.

WF: Do you do much paid advertising?

FOUNDERS: All of our marketing so far has been organic, and as we grow larger and into different areas, we are planning on investing money into more traditional forms of marketing. So far, we've organically grown our brands through different kinds of social media and marketing outlets. It's one of those things that we want to continue to have as part of our marketing strategy. We believe that traditional forms of marketing are something that we need to do as part of an all-encompassing strategy.

WF: Who are your competitors?

FOUNDERS: One of the things that has helped us succeed is that we're so unique and this is a completely new sector within the frozen dessert space. We feel like we're leaders in this particular space, and we set the benchmark for what everyone else is doing. Copycat brands have come up, but I don't consider them competitors as much as copycats. There are some companies in other regions that have done rolled ice cream, but whenever someone thinks about this particular product, we're definitely the first and probably the only brand they can imagine.

WF: Raising money through crowdfunding is a relatively unconventional way to raise equity. What made you want to try it?

FOUNDERS: Part of the appeal is the ability to gain a broader audience. One thing Wefunder pushes is that people who invest are also vested in building the brand. A lot of people have come to us in the past asking to franchise or somehow get paraphernalia. Wefunder would allow some of those fans who are big believers in our product and our brand to participate.

Crowdfunding is also very much in line with our brand and our message. We've marketed ourselves and positioned ourselves as an interesting and new kind of company selling a new kind of ice cream. This kind of crowdfunding for financing and investing is along the same lines. It's a different field that is all about a new way of thinking about business. That lines up with our mission and vision for the business.

WF: What are the biggest challenges you foresee coming at you in the next year?

FOUNDERS: We don't necessarily see them as challenges, but rather how quickly we can execute our growth plans. A large part of that is access to capital. We're certainly profitable, and we could grow that way, but an injection through a loan or equity would facilitate our expansion in a quicker method. Getting market share through leveraging franchisees and the kiosk approach is going to set us up as the number one or number two player in this sub-niche of the premium dessert industry.

WF: Even if you can raise that capital, what other challenges might stand in the way of your growth? ^

FOUNDERS: As part of any capital raising, you put in the risks and indemnifications. There are certain things like partners getting hit by a bus or a large competitor coming into the space. Those are all things that any small business would see as a challenge. That's nothing outside of the norm. This is very much a retail business, and we face some of the very same challenges that any retailer would in this day and age. Actually, Amazon hasn't quite yet figured out how to deliver rolled ice cream.

WF: What is your potential end game? ^

FOUNDERS: We're perfectly happy growing a portfolio of companies and building an awesome brand, but if somebody came along with the right numbers and had the vision to take it to the next level, we would certainly entertain that. We have been approached. Along with Wefunder, we're looking for some opportunities to raise private equity money. Once we get to a certain size, where it makes sense to become a portfolio company, we would be open to selling to a private equity company that specializes in Sales and Distribution. If a larger competitor such as Baskin-Robbins or Dunkin' Donuts wanted to add a specialty store to their portfolio, we would also entertain that.

WF: How big in terms of revenue or physical locations would you need to be for a potential acquisition? ^

FOUNDERS: That's really hard to say. We've heard anywhere between 50 and 100 stores, both franchise as well as corporate. That's probably an appropriate number, but it really depends on the private equity firm.

WF: What are some of those biggest challenges that you see in getting into franchising? ^

FOUNDERS: We want to make sure that we maintain a very strong brand that people can really fall in love with. Once we start franchising, we want to be able to maintain that high level of quality control and customer service that we've been able to offer our customers for the last three years. We want to be able to give that same kind of experience to our franchisees and customers of the franchisees. We expect that when we first start out there are going to be a lot of hurdles for us on the first couple franchisees to be sure that everything is as high quality as we've come to expect, and we'll need to project that dedication to quality onto another business owner. We want to make sure that 10 Below continues as a strong brand whether it's through corporate-owned stores or through our franchises.

WF: How do you try to control quality in a new franchise location? ^

FOUNDERS: We've already invested time and money into that because we wanted to develop a strong operating document with procedures around our franchise documents. We've already engaged with professionals in order to help us navigate the difficult process of setting up a well-done franchise. We have all those things in place; we're taking this very seriously. I plan on being on the ground with these franchisees to make sure that they're able to maintain the high level of quality that we're expecting and make sure everything is done properly.

WF: Why should someone invest in 10Below? ^

FOUNDERS: It's an opportunity for investors to get in on the ground floor with an exciting new brand. We started with humble beginnings as a little ice cream dessert shop, and now we've established ourselves as one of the premier and most innovative dessert companies in the United States. We're now entering our rapid growth phase.

Think about how Starbucks started with coffee and now they sell breakfast and lunch items. It's the same thing with Baskin-Robbins and Dunkin' Donuts -- they all started with a single menu item and eventually built a brand. We look to emulate the Subways or the Dunkin Donuts of the world, which are some of the more successful franchise brands. And I think we have the right team in place. It's just a matter of timing and getting funds in to be able to execute the vision.

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RISKS

1 Our revenue projections might not be realized which could significantly impact our ability to pay expenses and debt.

2 Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

10Below Ice Cream is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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